Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation Robert S. Chilton, Executive Vice President and Chief Financial Officer 877-310-0717 www.hemacare.com

RELEASE DATE: May 14, 2007

HEMACARE REPORTS FIRST QUARTER 2007 RESULTS

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LOS ANGELES - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today reported first quarter 2007 results. Revenue increased 14% compared to the same quarter of 2006 to $9,356,000, compared to $8,187,000 reported last year. The Company reported a net loss for the quarter of $347,000, or $0.04 per share basic and diluted, compared to net income of $85,000, or $0.01 earnings per share basic and diluted, reported in the first quarter of 2006. This is primarily the result of a decline in gross margins in the Company’s blood products business segment.

Revenue growth was driven by a $1,122,000, or 18%, increase in blood products revenue, principally from the Company’s Florida based operations, which were acquired in the third quarter of 2006. Other blood products operations reported marginal increases in revenue in the quarter compared to the same quarter in 2006. Blood services revenue increased $47,000, or 3%, as a result of an increase in the number of procedures performed in the Company’s Mid-Atlantic region.

Gross profit in the first quarter of 2007 decreased $521,000, or 32%, compared to the first quarter of 2006. The decline is attributable to a $502,000, or 43%, decrease in gross profit for the Company’s blood products business segment, primarily in the Company’s California operations. The decrease in California blood profitability is a result of a decline in collection volumes, higher operating costs and increases in the cost of purchased blood products.

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15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •     Phone 818.226.1968     •     Fax 818.251.5300

A $19,000, or 4%, decrease in gross profit in blood services is the result of an increase in the percentage of blood services revenue originating from the Company’s Mid-Atlantic region, where the average price per procedure is lower due to a higher percentage of “operator only” procedures. Operator only procedure fees reflect charges primarily for nursing time and exclude charges for equipment and supplies.

General and administrative expenses decreased by $73,000, or 5%, to $1,474,000 in the first quarter of 2007 from $1,547,000 in the same period of 2006, principally due to a decrease of $140,000 in non-cash share-based compensation expense for non-employee directors. Beginning with options issued in 2007, the Company’s compensation policy provides that annual option grants to non-employee directors vest in equal quarterly amounts. Prior to 2007, options to non-employee Board members vested upon grant, which historically occurred in the first quarter of each year. Offsetting the decrease in share-based compensation in the quarter were increases in interest, depreciation and insurance.

“We are disappointed to report a net loss for the first time since the Company’s reorganization in the third quarter of 2003,” said Judi Irving, President & CEO of HemaCare Corporation. “The blood products business can be highly variable from quarter to quarter with many factors influencing results, including weather, holidays and the flu season which impacted donation rates this year. In addition, competition for blood drive sponsors and hospital customers in the California blood products market impacted collection volumes, and the Company is having difficulty passing along product cost increases to customers. We have already taken steps to address the performance in this business segment, including focusing on stepped up recruitment efforts to increase collections in the affected markets.”

Ms. Irving continued, “I remain confident in the market potential, margins and growth prospects in our research products business. We are executing our strategic plan to expand product and service sales to research customers.” Ms. Irving concluded, “We continue to believe in the strategic direction, management team and dedicated staff at HemaCare. Our recent infrastructure investments will improve operational efficiencies and provide us with the foundation to support our growth strategy, which we intend to vigorously pursue.”

HemaCare will be holding an interactive investor conference call on Monday, May 14, 2007 at 1:00 PM (Eastern Time). Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the first quarter 2007 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s first quarter 2007 earnings conference call. A recording will be available two hours following the call through midnight, May 21, 2007 that can be replayed by calling 800-642-1687, ID number 7776254. A webcast of the conference call will also be available via the Company’s website (www.hemacare.com) after May 21, 2007.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

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15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •     Phone 818.226.1968     •     Fax 818.251.5300

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts (including statements as to: remaining confident in the market potential, margins and growth prospects in research support and continued belief in the strategic direction, management team and dedicated staff at HemaCare) are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segment; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, or contemplated by, the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

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15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •     Phone 818.226.1968     •     Fax 818.251.5300

(Financial Table Follows)

HemaCare Corporation
Condensed Consolidated Data
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Statements of Income (Operations)

Revenues	$9,356,000	$8,187,000

Gross Profit	$1,127,000	$1,648,000

General and administrative expenses	$1,474,000	$1,547,000

(Loss) income before income taxes	$(347,000)	$101,000

Provision for income taxes	$—	$16,000

Net (loss) income	$(347,000)	$85,000

Basic (loss) earnings per share	$(0.04)	$0.01

Diluted (loss) earnings per share	$(0.04)	$0.01

Weighted average shares outstanding – basic	8,496,000	8,196,000

Weighted average shares outstanding – diluted	8,496,000	9,128,000

	March 31, 2007	December 31, 2006
Balance Sheets

Assets
Cash and cash equivalents	$497,000	$1,136,000
Other current assets	7,659,000	9,392,000
Non-current assets	9,277,000	8,519,000

Total assets	$17,433,000	$19,047,000

Liabilities and Shareholders’ Equity
Current liabilities	$6,892,000	$8,280,000

Long-term liabilities	919,000	914,000
Shareholders’ equity	9,622,000	9,853,000

Total liabilities and shareholders’ equity	$17,433,000	$19,047,000

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15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •     Phone 818.226.1968     •     Fax 818.251.5300